UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2010

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                        Entry into a Material Definitive Agreement.

In accordance with a Stipulation of Settlement (“Stipulation”) entered into as of September 7, 2010, The Spectranetics Corporation and certain of its current and former officers and directors have entered into a settlement of the consolidated class action captioned In re Spectranetics Corporation Securities Litigation, Case No. 08-cv-2048-REB-KLM.

The settlement is subject to approval by the United States District Court for the District of Colorado.  As set forth more fully in the Stipulation, if the settlement is given final approval by the Court, among other things, (i) the claims against Spectranetics and its officers and directors will be dismissed with prejudice and released and (ii) Spectranetics will pay $8.5 million for the benefit of the settlement class to be funded by its insurers.

The foregoing summary of the settlement is qualified entirely by reference to Exhibit 10.1 of this Current Report on Form 8-K, the content of which is incorporated by reference herein.

ITEM 9.01                             Financial Statements and Exhibits.

(d) Exhibits

10.1                                         Stipulation of Settlement (In re Spectranetics Corporation Securities Litigation, Case No. 08-cv-2048-REB-KLM)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date: September 13, 2010	By:	/s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

10.1	Stipulation of Settlement (In re Spectranetics Corporation Securities Litigation, Case No. 08-cv-2048-REB-KLM)